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                     [LETTERHEAD OF VINSON & ELKINS L.L.P.]

                                                                     EXHIBIT 5.1


                                December 18, 2001

Sunoco Logistics Partners L.P.
1801 Market Street
Philadelphia, Pennsylvania  19103

    Re: Sunoco Logistics Partners L.P.
        Amendment No. 1 to Registration Statement on Form S-1
        Filed December 18, 2001
        File No. 333-71968

Ladies and Gentlemen:

     We have acted as counsel to Sunoco Logistics Partners L.P., a Delaware limited partnership (the "Partnership"), and Sunoco Partners LLC, a Pennsylvania limited liability company and the general partner of the Partnership (the "General Partner"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering and sale of an aggregate of 5,750,000 common units representing limited partner interests in the Partnership (the "Common Units").

     As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

     1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Act.

     2. The Common Units, when issued and delivered on behalf of the Partnership against payment therefor as described in the Partnership's Registration Statement on Form S-1, as amended, relating to the Common Units (the "Registration Statement"), will be duly authorized, validly issued, fully paid and nonassessable.

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Sunoco Logistics Partners L.P.
December 18, 2001
Page 2



     We hereby consent to the reference to us under the heading "Validity of the Common Units" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                            Very truly yours,

                                            /s/ Vinson & Elkins L.L.P.
                                            ----------------------------
                                            VINSON & ELKINS L.L.P.